As filed with the Securities and Exchange Commission on April 1, 2016

Form S-8 Registration No. 333-11299

Form S-8 Registration No. 333-35287

Form S-8 Registration No. 333-85575

Form S-8 Registration No. 333-34320

Form S-8 Registration No. 333-52804

Form S-8 Registration No. 333-59158

Form S-8 Registration No. 333-59160

Form S-8 Registration No. 333-123452

Form S-8 Registration No. 333-129269

Form S-8 Registration No. 333-151771

Form S-8 Registration No. 333-166894

Form S-8 Registration No. 333-176638

Form S-8 Registration No. 333-182456

Form S-8 Registration No. 333-204271

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-34320

Form S-8 Registration No. 333-52804

Form S-8 Registration No. 333-59158

Form S-8 Registration No. 333-59160

Form S-8 Registration No. 333-123452

Form S-8 Registration No. 333-129269

Form S-8 Registration No. 333-151771

Form S-8 Registration No. 333-166894

Form S-8 Registration No. 333-176638

Form S-8 Registration No. 333-182456

Form S-8 Registration No. 333-204271

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration No. 333-11299

Form S-8 Registration No. 333-35287

Form S-8 Registration No. 333-85575

UNDER

THE SECURITIES ACT OF 1933

AFFYMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3420 CENTRAL EXPRESSWAY

SANTA CLARA, CA 95051

(408) 731-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1993 STOCK PLAN

1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

1998 STOCK INCENTIVE PLAN

GMS/AFFYMETRIX 1998 STOCK PLAN

AFFYMETRIX/NEOMORPHIC, INC. 1998 STOCK OPTION PLAN

AFFYMETRIX, INC. 1998 STOCK INCENTIVE PLAN

AFFYMETRIX, INC. 2000 EQUITY INCENTIVE PLAN

AFFYMETRIX, INC. AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

PARALLELE BIOSCIENCE, INC. 2001 STOCK OPTION PLAN

2011 EMPLOYEE STOCK PURCHASE PLAN

2012 INDUCEMENT PLAN

(Full titles of the plans)

SETH H. HOOGASIAN

PRESIDENT AND SECRETARY

AFFYMETRIX, INC.

3420 CENTRAL EXPRESSWAY

SANTA CLARA, CA 95051

(408) 731-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Affymetrix, Inc. (the “Registrant”):

•	Registration Statement No. 333-11299, filed with the SEC on September 3, 1996, registering 3,394,521 shares of the Registrant’s common stock, no par value, under the Registrant’s 1993 Stock Plan and the Registrant’s 1996 Nonemployee Directors Stock Option Plan, as amended on October 6, 1998.*

•	Registration Statement No. 333-35287, filed with the SEC on September 10, 1997, registering 1,500,000 shares of the Registrant’s common stock, no par value, under the Registrant’s 1993 Stock Plan, as amended on October 6, 1998.*

•	Registration Statement No. 333-85575, filed with the SEC on August 19, 1999, registering 1,000,000 shares of the Registrant’s common stock, par value $0.01, and 1,000,000 stock options under the Registrant’s 1998 Stock Incentive Plan, as amended on April 18, 2001.*

•	Registration Statement No. 333-34320, filed with the SEC on April 7, 2000, registering 65,828 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s GMS/Affymetrix 1998 Stock Plan.*

•	Registration Statement No. 333-52804, filed with the SEC on December 27, 2000, registering 122,757 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan.

•	Registration Statement No. 333-59158, filed with the SEC on April 18, 2001, registering 1,600,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s Affymetrix, Inc. 1998 Stock Incentive Plan.

•	Registration Statement No. 333-59160, filed with the SEC on April 18, 2001, registering 5,000,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s Affymetrix, Inc. 2000 Equity Incentive Plan.

•	Registration Statement No. 333-123452, filed with the SEC on March 18, 2005, registering 2,500,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s Affymetrix, Inc. Amended and Restated 2000 Equity Incentive Plan.

•	Registration Statement No. 333-129269, filed with the SEC on October 27, 2005, registering 190,944 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s ParAllele BioScience, Inc. 2001 Stock Option Plan.

•	Registration Statement No. 333-151771, filed with the SEC on June 19, 2008, registering 4,200,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s Affymetrix, Inc. Amended and Restated 2000 Equity Incentive Plan.

•	Registration Statement No. 333-166894, filed with the SEC on May 17, 2010, registering 4,500,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s Affymetrix, Inc. Amended and Restated 2000 Equity Incentive Plan.

•	Registration Statement No. 333-176638, filed with the SEC on September 1, 2011, registering 7,000,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s 2011 Employee Stock Purchase Plan.

•	Registration Statement No. 333-182456, filed with the SEC on June 29, 2012, registering 2,000,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s 2012 Inducement Plan.

•	Registration Statement No. 333-204271, filed with the SEC on May 18, 2015, registering 2,400,000 shares of the Registrant’s common stock, par value $0.01, under the Registrant’s Affymetrix, Inc. Amended and Restated 2000 Equity Incentive Plan.

*	On August 21, 2000, the Registrant effected a 2 for 1 stock split of all outstanding shares of its common stock. The share amounts listed in the first four bullets above are presented on a pre-split basis and therefore do not reflect this stock split.

On January 8, 2016, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), and White Birch Merger Co., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), pursuant to which, on March 31, 2016, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving company and a wholly owned subsidiary of Thermo Fisher (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the shares of the Registrant’s common stock registered under such Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on April 1, 2016.

AFFYMETRIX, INC.

By:	/s/ Seth H. Hoogasian
Name:	Seth H. Hoogasian
Title:	President and Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.